As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Superconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

64 Jackson Road, Devens, Massachusetts	01434
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan, as amended

Amended and Restated 2007 Director Stock Plan

(Full Title of the Plan)

Daniel P. McGahn

Chief Executive Officer and President

American Superconductor Corporation

64 Jackson Road

Devens, Massachusetts 01434

(Name and Address of Agent For Service)

(978) 842-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Peter N. Handrinos

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	7,500,000 shares(2)	$1.70(3)	$12,750,000(3)	$1,642.20

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 7,000,000 shares of common stock issuable under the 2007 Stock Incentive Plan, as amended, and an additional 500,000 shares of common stock issuable under the Amended and Restated 2007 Director Stock Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on August 6, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,000,000 shares of the Registrant’s common stock to be issued pursuant to the 2007 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), and 500,000 shares of the Registrant’s common stock to be issued pursuant to the Amended and Restated 2007 Director Stock Plan (the “Director Stock Plan”), for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans (as defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended) are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-145685, filed by the Registrant on August 24, 2007, relating to the Stock Incentive Plan and Director Stock Plan, (ii) the Registration Statement on Form S-8, File No. 333-170286, filed by the Registrant on November 2, 2010, relating to the Stock Incentive Plan, and (iii) the Registration Statement on Form S-8, File No. 333-183075, filed by the Registrant on August 3, 2012, relating to the Stock Incentive Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Devens, Massachusetts, on this 8th day of August, 2014.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Daniel P. McGahn
Daniel P. McGahn
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Daniel P. McGahn and David A. Henry, and each of them singly, with full power to act without the others, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniel P. McGahn	Director, President and Chief	August 8, 2014
Daniel P. McGahn	Executive Officer (Principal Executive Officer)

/s/ David A. Henry	Executive Vice President and	August 8, 2014
David A. Henry	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Wood, Jr.	Chairman of the Board of	August 8, 2014
John W. Wood, Jr.	Director

/s/ Vikram S. Budhraja	Directors	August 8, 2014
Vikram S. Budhraja

/s/ Richard Drouin	Director	August 8, 2014
Richard Drouin

/s/ Pamela F. Lenehan	Director	August 8, 2014
Pamela F. Lenehan

/s/ David R. Oliver, Jr.	Director	August 8, 2014
David R. Oliver, Jr.

/s/ John B. Vander Sande	Director	August 8, 2014
John B. Vander Sande

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Restated Certificate of Incorporation of American Superconductor Corporation, as amended

4.2 (2)	Amended and Restated By-Laws of American Superconductor Corporation

5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of McGladrey LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2007 Stock Incentive Plan, as amended

99.2(4)	Amended and Restated 2007 Director Stock Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 filed by the Company with the Commission on September 13, 2013 (File No. 333-191153).
(2)	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 filed by the Company with the Commission on September 13, 2013 (File No. 333-191153).
(3)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Commission on August 6, 2014 (File No. 000-19672).
(4)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Commission on August 6, 2014 (File No. 000-19672).